DIODES INCORPORATED

Notice of Annual Meeting of Stockholders

To Be Held May 31, 2007

Notice is hereby given that the annual meeting (the “Meeting”) of the stockholders of Diodes Incorporated (the “Company”) will be held at the Marriott Hotels & Resorts, located at 14901 Dallas Parkway, Dallas, Texas 75254, on Thursday, May 31, 2007 at 10:00 a.m. (Central time) for the following purposes:

1.
Election of Directors. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors' nominees are: C.H. Chen, Michael R. Giordano, L.P. Hsu, Keh-Shew Lu, Shing Mao, Raymond Soong and John M. Stich.

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the year ended December 31, 2007.

3.	Other Business. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

Only persons who are stockholders of record (the “Stockholders”) at the close of business on March 29, 2007 are entitled to notice of and to vote, in person or by proxy, at the Meeting or any continuation, adjournment or postponement thereof.

The Proxy Statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials first will be mailed to Stockholders on or about April 30, 2007.

Whether or not you plan to attend the Meeting, please mark, date and sign the enclosed proxy and return it promptly in the enclosed, postage-paid envelope to be sure that your shares are voted. Your vote is important, whether you own a few shares or many. If you attend the Meeting, you may revoke your proxy and vote your shares in person. You may revoke your proxy at any time prior to its exercise at the Meeting.

Dated at Westlake Village, California, this 27th day of April, 2007.

By Order of the Board of Directors, DIODES INCORPORATED

/s/ Carl C. Wertz
Carl C. Wertz, Secretary

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DIODES INCORPORATED
15660 North Dallas Parkway, Suite 850
Dallas, Texas 75248
(972) 385-2810
PROXY STATEMENT

ANNUAL MEETING: MAY 31, 2007

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Diodes Incorporated (the “Company”) for use at the annual meeting (the “Meeting”) of the stockholders of the Company to be held on Thursday, May 31, 2007, at the Marriott Hotels & Resorts, located at 14901 Dallas Parkway, Dallas, Texas 75254, at 10:00 a.m. (Central time), and at any adjournment or postponement thereof. Only stockholders of record (the “Stockholders”) at the close of business on March 29, 2007 (the “Record Date”) are entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment or postponement thereof. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card first will be mailed to Stockholders on or about April 30, 2007.

Matters to be Considered:

The matters to be considered and voted upon at the Meeting will be:

1.
Election of Directors. To elect seven persons to the Board, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board's nominees are: C.H. Chen, Michael R. Giordano, L.P. Hsu, Keh-Shew Lu, Shing Mao, Raymond Soong and John M. Stich.

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the year ended December 31, 2007.

3.	Other Business. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

Method of Voting

Stockholders can vote by proxy or by attending the Meeting and voting in person. A proxy card (the “Proxy”) is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided, or by facsimile to the Inspector of Elections at (805) 374-1255. Dr. Keh-Shew Lu and Carl C. Wertz, the designated proxyholders (the “Proxyholders”), are members of the Company's management. If you hold Common Stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Meeting.

If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Meeting in accordance with the Stockholder's instructions indicated on the Proxy. If no instructions are indicated on the Proxy, the Proxy will be voted “FOR” the election of the Board's nominees, “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof.

Revocation of Proxies

You may revoke a Proxy at any time before it is exercised by filing a written revocation, or a duly executed proxy bearing a later date, with the Company's Secretary at our offices located at 3050 East Hillcrest Drive, Westlake Village, California 91362 prior to the commencement of the Meeting. You may also revoke a Proxy by attending the Meeting and voting in person. Stockholders whose shares are held in “street name” should consult with their broker or nominee concerning the method for revoking their proxy.

Voting Rights

The authorized capital of the Company consists of (i) 70,000,000 shares of common stock, par value $0.66-2/3 per share (“Common Stock”), of which 26,078,004 shares were issued and outstanding on the Record Date and (ii) 1,000,000 shares of Preferred Stock, $1.00 par value (“Preferred Stock”), none of which were issued and outstanding on the Record Date. The Common Stock and the Class A Preferred Stock are collectively referred to as the “Stock.”

A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present either in person or by Proxy, constitutes a quorum for the conduct of business at the Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for the purpose of determining the presence of a quorum.

Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date on any matter submitted to the Stockholders, except that in connection with the election of directors, each Stockholder has the right to cumulate votes, provided that the candidates' names have been properly placed in nomination prior to commencement of voting and a Stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes. If a Stockholder has given such notice, all Stockholders may cumulate their votes for all nominated candidates. Cumulative voting entitles a Stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such Stockholder, or to distribute such Stockholder's votes on the same principle among as many candidates as the Stockholder shall think fit. Discretionary authority to cumulate votes is hereby solicited by the Board and the return of the Proxy shall grant such authority.

In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Each proposal described in this Proxy Statement, other than the election of directors, requires that affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting. Abstentions and broker non-votes will have no effect with respect to the election of directors. With respect to all other proposals submitted to the Stockholders, abstentions will be included in the number of votes present and entitled to vote on that proposal and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to any proposal submitted to the Stockholders will not be counted as shares present and entitled to vote on that proposal and, accordingly, will not have any effect with respect to the approval of that proposal (other than to reduce the number of affirmative votes required to approve the proposal).

Of the shares of Common Stock outstanding on the Record Date, 5,777,187 (or approximately 22.2%) were held in the name of Lite-On Semiconductor Corporation (“LSC”), formerly named Lite-On Power Semiconductor (“LPSC”). See “General Information - Security Ownership of Certain Beneficial Owners and Management” and “Proposal One - Election of Directors - Certain Relationships and Related Transactions” for a discussion of the relationship between LPSC, LSC and the Company. On the Record Date, an additional 524,281 shares (or approximately 2.0%) were owned by directors and executive officers of the Company. LSC and each director and executive officer has informed the Company that they will vote “FOR” the election of the nominees to the Board identified herein and “FOR” the appointment of Moss Adams LLP as the Company's independent registered public accounting firm.

Brokers holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the Common Stock in his discretion as to some matters, but not as to certain other proposals without specific instructions from the beneficial owner. When a broker or nominee is unable to vote a client's shares on proposals, the missing votes are referred to as “broker non-votes.” If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock “FOR” the election of the Board's nominees and “FOR” ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.

Cost of Solicitation of Proxies

This Proxy solicitation is made by the Board of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, beneficial owners, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, e-mail or in person to request that Proxies be furnished. No additional compensation will be paid for these services to officers or employees of the Company. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The estimated cost for the printing and solicitation of Proxies is approximately $15,000.

Other Business

As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Meeting, including a motion to adjourn the Meeting to another time or place to solicit additional Proxies in favor of the recommendation of the Board, the Proxyholders will vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board, and authority to do so is included in the Proxy. Such authorization includes authority to appoint a substitute nominee or nominees to the Board's nominees identified herein where death, illness or other circumstances arise which prevent any such nominee for directors from serving in such position and to vote such Proxy for such substitute nominee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (other than depositories), (ii) each executive officer, director and nominee for director of the Company, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Lite-On Semiconductor Corporation (“LSC”)	5,777,187	(4)	22.2%
Munder Capital Management	1,595,473		6.1%
Raymond Soong	486,650	(5)	1.8%
C.H. Chen	383,000	(5) (6)	1.5%
Michael R. Giordano	142,717	(5)(7)	*
Keh-Shew Lu	493,688	(5) (6)	1.9%
L.P. Hsu	—	(5)	*
Shing Mao	163,875	(5)	*
John M. Stich	55,000	(5)(8)	*
Joseph Liu	374,466	(5)	1.4%
Mark A. King	164,125	(5)	*
Carl C. Wertz	55,790	(5)	*
Richard D. White (5)	—		—
Steven Ho	99,687	(5)	*
Edmund Tang (5)	—		—
Francis Tang (5)	6,250		*
All directors, nominees and executive officers as a group (14 persons)	2,474,497	(9)	8.8%

* Less than 1%.

(1)
The address of LSC is 9F. No. 233-2, Pao-Chiao Road, Hsin-Tien, Taipei-hsien 23115, Taiwan, R.O.C. The address of Munder Capital Management is 480 Pierce Street Birmingham, MI 48009-6063. The address of each director and executive officer of the Company is 15660 North Dallas Parkway, Suite 850, Dallas, Texas 75248.

(2)
The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable. None of the shares in the table above have been pledged as a security.

(3)
Under Rule 13d-3 of the Securities and Exchange Act of 1934 (the “Exchange Act”), certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership of voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4)
LSC is a public company listed on the Taiwan Stock Exchange Corporation and a member of The Lite-On Group of companies. See “Proposal One - Election of Directors - Certain Relationships and Related Transactions” for a discussion of the relationship among LSC, the Company and certain directors and executive officers of the Company.

(5)	Includes the following shares of Common Stock that the named individual has the right to acquire within 60 days after the Record Date by the exercise of vested stock options or restricted stock units:

Named Individual	Shares
Raymond Soong	437,375
C.H. Chen	323,000
Michael R. Giordano	136,688
L.P. Hsu	—
Keh-Shew Lu	163,688
Shing Mao	152,625
John M. Stich	52,750
Joseph Liu	325,716
Mark A. King	164,125
Carl C. Wertz	55,375
Richard D. White	—
Steven Ho	83,375
Edmund Tang	—
Francis Tang	6,250

(6)
Includes 330,000 and 60,000 shares of restricted stock granted to Dr. Lu and Mr. Chen, respectively, 50% of which shares become saleable and transferable (“vest”) on the day following the third anniversary of the grant, and 50% of which shares vest on the day following the fourth anniversary of the grant. If the recipient voluntarily leaves the employment of the Company or is terminated for cause, he forfeits any stock not yet vested.

(7)	Includes 3,375 shares of Common Stock held in the name of UBS Trust for the IRA of Mr. Giordano.

(8)	Includes 2,250 shares of Common Stock held in the name of Stich Family Holdings LLC.

(9)
Includes 1,950,216 shares that the directors and executive officers have the right to acquire within 60 days after the Record Date, by the exercise of vested stock options or restricted stock units, but excludes an additional 530,500 shares that the directors and executive officers will have the right to acquire upon the exercise of stock options or restricted stock units which will become exercisable in installments more than 60 days after the Record Date.

PROPOSAL ONE - ELECTION OF DIRECTORS

Directors and Executive Officers

The Company's Bylaws provide that the number of directors shall be determined from time to time by the Board, but may not be less than five nor more than seventeen. Currently, the Board has fixed the number of directors at seven. The Bylaws further provide for the election of each director at each annual meeting of stockholders.

The persons nominated have been nominated for election to the Board to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that any of the nominees should be unable or unwilling to serve as a director, the Proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve. The seven nominees who receive the highest number of affirmative votes will be elected.

None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company as of the date hereof, and, except as set forth below, as of the date hereof, no directorships are held by any director in a company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board.

The following table sets forth certain biographical information concerning the nominees for director and the executive officers of the Company as of the Record Date.

Officers and Directors	Age	Position with the Company	Director Since
Raymond Soong (1)	65	Chairman of the Board	1993
C.H. Chen (2)	64	Vice Chairman of the Board	2000
Keh-Shew Lu (3)	60	President, Chief Executive Officer, and Director	2001
Michael R. Giordano (4)	60	Director	1990
L.P. Hsu (5)	67	Director Nominee	—
Shing Mao (6)	71	Director	1990
John M. Stich (7)	65	Director	2000
Joseph Liu (8)	65	Senior Vice President, Operations	—
Mark A. King (9)	48	Senior Vice President, Sales and Marketing	—
Carl C. Wertz (10)	52	Chief Financial Officer, Secretary and Treasurer	—
Richard D. White (11)	59	Senior Vice President, Finance	—
Steven Ho (12)	51	Vice President, Asia Sales	—
Edmund Tang (13)	59	Vice President, Corporate Administration	—
Francis Tang (14)	52	Vice President, Product Development	—

(1)
Raymond Soong has been the Chairman of the Boards of LSC and Lite-On Technology Corporation, a Lite-On Group company, since 1992. Mr. Soong also serves on the board of Actron Technology Corporation, a Lite-On Group company. See “General Information - Security Ownership of Certain Beneficial Owners and Management” and “Proposal One - Election of Directors - Certain Relationships and Related Transactions” for a discussion of the relationships among Lite-On Technology, LSC and the Company. Mr. Soong is a graduate of the National Taipei Institute of Technology's Electronic Engineering Department. After serving as a senior engineer for RCA and as a chief engineer for Texas Instruments, Inc. (“TI”), Mr. Soong, together with several of his co-workers, founded Taiwan Lite-On Electronic Co. Ltd. (“Taiwan Lite-On”), a manufacturer of electronic components and subsystems, in 1975. Mr. Soong is also Chairman of the Company's Nominating Committee.

(2)
C.H. Chen was appointed Vice Chairman of the Board of Directors in June 2005. Mr. Chen previously served as the Company's President and Chief Executive Officer from 2000 until 2005. From 1969 to 1990, Mr. Chen held various positions at TI, most recently as Vice President of TI Taiwan. In 1990, he left TI to found Dyna Image Corporation, a Lite-On Group company and the world's leading supplier of contact image sensors (CISs), which merged with LSC in December 2000. Mr. Chen is currently the Vice Chairman of LSC, Vice Chairman of Dynacard Corporation, Supervisor of Lite-On Technology Corporation, Chairman of Co-Tech Copper Foil Corporation, a board member of Actron Technology Corporation, Chairman of the Company's Compensation and Stock Options Committee, an ex officio member of the Nominating Committee and a member of the Strategic Planning Committee.

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(3)
Dr. Keh-Shew Lu was appointed President and Chief Executive Officer of the Company in June 2005 after serving on the Board of Directors since 2001. From 1998 to 2001, Dr. Keh-Shew Lu served as Senior Vice President of TI and General Manager of Worldwide Mixed-Signal and Logic Products. His responsibilities included all aspects of the analog, mixed-signal and logic products for TI worldwide business, including design, process and product development, manufacturing and marketing. From 1996 to 1998 Dr. Lu was manager of TI's worldwide memory business. In addition, he served as President of TI Asia from 1994 until 1997, where he had responsibility for all of TI's activities in Asia (excluding Japan). Since beginning his career at TI in 1974, Dr. Lu has held a number of technical and managerial positions within TI's Semiconductor Group, including Vice President and division manager of the Linear Products Division. Dr. Lu holds a Bachelor's degree in engineering from the National Cheng Kung University in Taiwan, and a Master's degree and doctorate in electrical engineering from Texas Tech University. Dr. Lu is also a director of two publicly held companies in Taiwan: Lite-On Technology Corporation and Winbond Electronics Corporation (“Winbond”). Winbond is focused on the development, manufacture, and marketing of personal computer, telecommunications, and consumer electronics products. Dr. Lu is Founding Chairman of Asia American Citizen's Council, and is a member of the Advisory Board to Southern Methodist University's Asian Studies Program. Dr. Lu is Chairman of the Company's Strategic Planning Committee.

(4)
Michael R. Giordano, CIMA, joined the private-banking firm of UBS Financial Services, Inc. as a Senior Vice President-Investment Consulting when UBS acquired PaineWebber, Inc in 2000. PaineWebber, Inc. acquired his previous employer, Kidder Peabody and Co., Inc., with whom he was employed since 1979. Mr. Giordano advises corporations, foundations, trusts, and municipal governments in investments and finance. Formerly a captain and pilot in the United States Air Force, Mr. Giordano received his Bachelor of Science degree in Aerospace Engineering from California State Polytechnic University and his Masters degree in Business Administration (Management and Finance) from the University of Utah. Mr. Giordano also did post-graduate work in International Investments at Babson College. Mr. Giordano is certified by the Investment Management Consultants Association. Mr. Giordano is also certified by the John E. Anderson Graduate School of Management, UCLA as a Corporate Director having demonstrated understanding of directorship and corporate governance. Mr. Giordano was Chairman of the Board and Chief Executive Officer of the Leo D. Fields Co. from 1980 to 1990, when GWC Holdings acquired it. Mr. Giordano served as a director to Professional Business Bank, a publicly traded corporation from 2001 to 2003. Mr. Giordano is Chairman of the Company's Audit Committee and a member of the Compensation and Stock Options Committee and the Strategic Planning Committee.

(5)
Lu-Pao Hsu is currently serving as Chairman of Philips Taiwan Quality Foundation, a position he has held since 2002. Previously, he served as Supervisor of the Board at Delta Electronics (2000-2003); Vice Chairman, (1998-2000) and CEO (2001) of HannStar Display; a director of TSMC (1991-2000); and Executive Vice President of Philips Taiwan (1989-1998). He also has served on the Board of Directors of Winbond Electronics Corporation since 1999, Vanguard International Semiconductor Corporation since 2003, ZyXEL Communications Corporation since 2006, and as an independent director of Lite-On Technology Corporation since 2004. Mr. Hsu has completed the International Executive Program at IMD, the Advanced Management Program at Harvard Business School, and holds a Bachelor of Science degree in Physics from National Cheng Kung University in Taiwan. In addition, since 1998, Mr. Hsu has been an Esteemed Chair Lecturer at the College of Management at National Chiao Tung University in Taiwan, where he served as Associate Professor from 1971 to 1972.

(6)
In 2000, Dr. Shing Mao retired as Chairman of the Board of a wholly owned subsidiary of Taiwan Lite-On, in which position he served since 1988. See “General Information - Security Ownership of Certain Beneficial Owners and Management” and “Proposal One - Election of Directors - Certain Relationships and Related Transactions” for a discussion of the relationship between Taiwan Lite-On and the Company. Since 1989, Dr. Mao has been a director of Dyna Investment Co., Ltd. of Taiwan, a venture capital company. Dr. Mao was a director of LSC from 1989 to 2000. Before joining Taiwan Lite-On, Dr. Mao served in a variety of management positions with Raytheon Company for four years, with TI for 11 years, and with UTL Corporation (later acquired by Boeing Aircraft Company) for seven years. Dr. Mao earned his Ph.D. degree in electrical engineering at Stanford University in 1963. Dr. Mao is a member of the Company's Audit Committee and Nominating Committee.

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(7)
John M. Stich was appointed as the Honorary Consul General of Japan at Dallas in 2004. From 2000 to 2006, he was the President and Chief Executive Officer of The Asian Network, a consulting business that helped high-technology companies to establish and expand their business in Asia. Prior to this position, Mr. Stich was the Chief Marketing Officer for TI in Japan from 1994 to 1999, and Vice President - Semiconductors for TI Asia from 1991 to 1994. Mr. Stich joined TI in 1964, and has served in various management positions, including a total of 24 years leading TI's Asian business growth while living in Taipei, Hong Kong and Tokyo. Mr. Stich currently serves as a director of Spansion Inc., a Nasdaq listed company that designs, develops and manufactures flash memory products and systems, and of Stonestreet One, Inc., a leading provider of short distance wireless technologies. He serves numerous non-profit organizations, including Vice Dean of the Dallas/Fort Worth Consular Corps, Board Member of the Japan America Society of Dallas/Fort Worth, Member of the Advisory Council for Southern Methodist University's Asian Studies, Member of the Pastoral Council at Prince of Peace church, and Member of the Dallas-Taipei Sister City Committee. Mr. Stich is a member of the Company's Audit Committee, the Compensation and Stock Options Committee, the Nominating Committee and the Strategic Planning Committee.

(8)
Joseph Liu was appointed as the Company's Senior Vice-President, Operations in 2000. Mr. Liu previously served as the Company's Vice President, Far East Operations from 1998 to 2000, Vice President, Operations from 1994 to 1998, Chief Financial Officer, Secretary and Treasurer from 1990 to 1998, and Vice-President, Administration from 1990 to 1994. Prior to joining the Company, Mr. Liu held various management positions with TI Dallas, since 1971, including Planning Manager, Financial Planning Manager, Treasury Manager, Cost Accounting Manager and General Accounting Manager with TI Taiwan in Taipei; from 1981 to 1986 as Controller with TI Asia in Singapore and Hong Kong; from 1986 to 1989 as Financial Planning Manager, TI Latin America Division (for TI Argentina, TI Brazil and TI Mexico) in Dallas; and from 1989 to 1990 as Chief Coordinator of Strategic Business Systems for TI Asia Pacific Division in Dallas. Mr. Liu is also President of Diodes-China, Diodes-Shanghai, and Diodes-FabTech. See “Proposal One - Election of Directors - Certain Relationships and Related Transactions” for a discussion of the relationship among Diodes-China, Diodes-Shanghai, Diodes-FabTech and the Company.

(9)
Mark A. King was appointed the Company's Senior Vice President, Sales and Marketing in 2005. He previously served as the Company's Vice President, Sales and Marketing from 1998 to 2005, and Vice President, Sales from 1991 to 1998. Prior to joining the Company, Mr. King served for nine years in various sales management positions at Taiwan Lite-On.

(10)
Carl C. Wertz was appointed the Company's Chief Financial Officer, Secretary and Treasurer in 1998. Mr. Wertz previously served as the Company's Controller from 1993 to 1998. Prior to joining the Company, Mr. Wertz served in various financial management and accounting positions. Mr. Wertz, a licensed CPA, has over 22 years of manufacturing and distribution experience, and began his accounting career with Deloitte & Touche LLP.

(11)
Richard D. White was appointed the Company's Senior Vice President of Finance in 2006. Mr. White has 30 years of senior level finance experience, including 25 years at TI, where he served as Vice President of Finance and Production Planning for MOS memory, Controller for TI's Asia Pacific Division in Singapore, and various other financial positions in U.S., France and Germany. From 1999 to 2005, he served as CFO for Optisoft, Inc., and from 2005 to 2006, he served as a Partner for Tatum, LLC. Mr. White, a certified public accountant, holds a Bachelor of Science degree in electrical engineering from Oklahoma State University and an MBA from the University of Michigan.

(12)
Steven Ho was appointed the Company's Vice President, Asia Sales in 2005. Mr. Ho previously served as the Company's General Manager, Diodes Taiwan from 1991 to 2005. From 1984 to 1991, Mr. Ho was the Production Manager of Discrete Products for the Lite-On Group and, prior to that, held several positions with TI Taiwan.

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(13)
Edmund Tang was appointed the Company's Vice President of Administration in 2006. He has 30 years of managerial and engineering experience, including 25 years at TI, where he served as Vice President and global memory quality manager of the world-wide MOS memory operation, and Vice President and General Manager of Asia memory operations. From 2002 to 2006, Mr. Tang served as the Asia President of FSI International Inc., a global supplier of wafer cleaning and processing technology, responsible for FSI's business in Taiwan, Singapore, South Korea, and China. Mr. Tang holds a Bachelor of Science degree in electrical engineering from the National Cheng Kung University in Taiwan and a master's degree in electrical engineering from Southern Methodist University.

(14)
Francis Tang was appointed the Company's Vice President of Product Development in May 2006. He previously served as the Company's Global Product Manager from 2005 until 2006. Prior to joining the Company, Mr. Tang served as general manager of T2 Microelectronics in Shanghai, China where he managed complex mixed-signal SOC product development. From 1996 to 2001, Mr. Tang was the senior strategic marketing director for Acer Labs, Inc. USA, and prior to this, he was employed by National Semiconductor Corp. for 17 years, where he held various management positions in analog and mixed-signal circuit design, applications and strategic marketing. Mr. Tang holds a master's degree in electrical engineering from University of Missouri-Rolla.

Committees of the Board of Directors

The Board has a standing Audit Committee, a Compensation and Stock Options Committee, a Nominating Committee and a Strategic Planning Committee, each of which consists of two or more directors who serve at the discretion of the Board. The members of each Committee are as follows:

	Audit Committee	Compensation and Stock Options Committee	Nominating Committee	Strategic Planning Committee
Raymond Soong (2)			Chair
C. H. Chen		Chair	Ex officio member (1)	Member
Keh-Shew Lu				Chair
Michael R. Giordano (2)	Chair (3)	Member		Member
Shing Mao (2)	Member		Member
John M. Stich (2)	Member	Member	Member	Member

(1) - Mr. Chen is not entitled to vote and may attend meetings only at the invitation of the committee.

(2) - Independent Director (as determined by the Board under the rules of the Nasdaq Stock Market)

(3) - Audit Committee Financial Expert

Audit Committee. The Audit Committee makes recommendations to the Board regarding the engagement of the Company's independent registered public accounting firm, reviews the plan, scope and results of the audit, reviews with management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent registered public accounting firm. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company's employees.

The Board has determined that each member of the Audit Committee is “independent,” as that term is defined under the rules of Nasdaq and the SEC, and is able to read and understand fundamental financial statements, and that Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC.

Compensation and Stock Options Committee. The Compensation and Stock Options Committee makes recommendations to the Board regarding compensation, benefits and incentive arrangements for the Chief Executive Officer and other officers and key employees of the Company. The Compensation and Stock Options Committee also administers the Company's 1993 Incentive Stock Option Plan (“1993 ISO Plan”), the 1993 Non-Qualified Stock Option Plan (“1993 NQO Plan”), the Incentive Bonus Stock Plan, the Company's 401(k) profit sharing plan (the “401(k) Plan”), and the 2001 Omnibus Equity Incentive Plan.

The Board has determined that each member of the Compensation and Stock Options Committee is “independent,” as that term is defined under the rules of Nasdaq, except for Mr. Chen who was the Company's President and Chief Executive Officer from March 2000 until June 2005. This committee is not intended to qualify as a fully independent compensation committee under the Nasdaq rules. Therefore, as required by the rules of Nasdaq, the compensation of the Chief Executive Officer and other executive officers is determined, or recommended to the Board for determination, by a majority of the independent directors.

Nominating Committee. The principal purposes of the Nominating Committee are to help ensure that the Board (i) identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board, and (ii) selects the director nominees for the next annual meeting of stockholders.

The Board has determined that each member of the committee is “independent” as that term is defined under the rules of Nasdaq and the SEC. In addition, Mr. Chen may attend meetings of this committee, at the invitation of the committee, in a non-voting capacity. This committee is not intended to qualify as a fully independent nominating committee under the Nasdaq rules. Therefore, as required by the rules of Nasdaq, director nominees are either selected, or recommended for selection by the Board, by a majority of the independent directors.

Strategic Planning Committee. The Strategic Planning Committee focuses on new product development, marketing, and research and development operations of the Company.

Charters of the Committees. The charters of the Audit Committee, the Compensation and Stock Options Committee, and the Nominating Committee are attached to this Proxy Statement as Annex A, B and C, respectively, and are available on the Company's website at www.diodes.com.

Meetings of the Board and Committees

The following table represents the number of meetings of the Board and Committees in 2006.

Title	Meetings Held	Action by Written Consent
Board	3	10
Audit Committee	4	9
Compensation and Stock Options Committee	6	10
Nominating Committee	1	1
Strategic Planning Committee	1	—
Independent Board Members	1	—

All of the persons who were directors of the Company or members of committees were present for at least 75% of the meetings during 2006, except for Dr. Mao who attended five out of seven meetings of the Board and Audit Committee.

It is the policy of the Company to require members of the Board to attend the annual meetings of stockholders, if practicable. Each director attended the 2006 annual meeting of stockholders except Raymond Soong and M.K. Lu.

Nominating Procedures and Criteria

Among its functions, the Nominating Committee considers and approves nominees for election to the Board. In addition to the candidates proposed by the Board or identified by the committee, the committee considers candidates for director suggested by stockholders provided such recommendations are made in accordance with the procedures set forth under “Proposals of Stockholders and Stockholder Nominations for 2008 Annual Meeting.” Stockholder nominations that comply with these procedures and meet the criteria outlined below will receive the same consideration that the committee's nominees receive.

Essential criteria for all candidates considered by the Nominating Committee include the following: integrity and ethical behavior, maturity, management experience and expertise, independence and diversity of thought and broad business or professional experience, with an understanding of business and financial affairs and the complexities of business organizations.

In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; experience in the semiconductor industry or other technology industries; scientific accomplishment; experience in commercializing and marketing semiconductors or other electronic components; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.

In selecting nominees for the Board, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is candidate for re-election, and generally considers the candidate's ability to contribute to the success of he Company.

The Nominating Committee, as well as the full Board, has recommended the Board's nominees for the Meeting. Stockholders did not propose any candidates for election at the Meeting.

Communications with Directors

You may communicate with the chair of our Audit Committee, our Nominating Committee, or our Compensation and Stock Options Committee, or with our independent directors as a group, by writing to any such person or group c/o Carl C. Wertz, Secretary, Diodes Incorporated, 3050 East Hillcrest Drive, Westlake Village, California 91362.

Communications are distributed to the Board, or to any individual director, depending on the facts and circumstances set forth in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; résumés and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be delivered to the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

Committee Members

The Compensation and Stock Options Committee (the “Committee”) consists of three directors, C.H. Chen (Chairman), Michael R. Giordano and John M. Stich. The Board has determined that each member of the Committee is “independent” as that term is defined under the rules of Nasdaq, except for Mr. Chen who was President and Chief Executive Officer from March 2000 until June 2005. The Committee is not intended to qualify as a fully independent compensation committee under the Nasdaq rules. Therefore, as required by the rules of Nasdaq, the compensation of the Chief Executive Officer and other executive officers is determined, or recommended to the Board for determination, by a majority of the independent directors. The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held eight meetings during fiscal 2006, each of which included an executive session without management.

Role of Committee

The Committee operates under a written charter approved by the Board. A copy of the charter is attached hereto as Annex B and is available at www.diodes.com under “Investors - Corporate Governance.” The Committee's purpose is to:

•	review and approve corporate goals and objectives relevant to compensation of the executive officers;

•	evaluate the performance of the executive officers in light of those goals and objectives;

•	determine and approve the compensation level of the executive officers based on this evaluation; and

•	make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

Compensation Committee Process

Annual Evaluation

The Committee meets in executive session to (i) evaluate the performance of the Named Executive Officers during the prior fiscal year; (ii) determine their annual bonuses, if any, for the prior fiscal year; (iii) establish their performance goals and objectives for the current fiscal year; (iv) set their base salaries for the current fiscal year; and (v) consider and approve any grants to them of equity incentive compensation. In establishing the performance goals and objectives for the current fiscal year, the Committee discusses with the Chief Executive Officer the Company's strategic objectives and performance targets.

Management's Role in Determining Executive Compensation

The Committee determines the compensation for all the executive officers, including the Named Executive Officers. Dr. Keh-Shew Lu, the Chief Executive Officer plays a role in determining executive compensation since he evaluates employee performance, recommends performance goals and objectives and recommends salary levels and option awards. Dr. Lu also participates in Committee meetings, at the Committee's request, and provides evaluations and compensation recommendations as to senior executive officers, other than himself.

Compensation Consultant

The Committee's charter enables the Committee to retain and terminate any consulting firm used to assist in the evaluation of Chief Executive Officer or senior executive compensation, and provides the Committee with the sole authority to approve the consulting firm's fees and other retention terms. In the first quarter of fiscal 2006, the Committee retained Lipis Consulting to provide the Committee with current information concerning the compensation practices of companies of comparable size in the Company's industry.

Peer Group

Lipis Consulting had prepared a compensation survey which included approximately 40 companies in the same industry as the Company and with annual revenues between $200 million and $700 million (the “Peer Group”), covering the compensation paid to the Chief Executive Officer, Chief Financial Officer, Senior Vice President, Operations, and Senior Vice President, Sales and Marketing of companies in the Peer Group. Based on the results of the survey, the Company relies more heavily than the Peer Group generally on variable compensation and share-based compensation and less on base salary. In addition, generally the Company's base salaries are below the median base salaries paid to officers with comparable duties in the Peer Group. However, the total compensation (base salary, variable compensation and share-based compensation) is comparable to the companies in the Peer Group with the same level of performance as the Company.

Compensation Philosophy for Executive Officers

The Company's compensation philosophy for executive officers is that compensation programs should be designed to attract, retain and motivate executives critical to the Company's long-term growth and profitability, and that the focus should be on total compensation, including base salary, cash bonus, and equity awards, rather than focusing on individual compensation items.

In support of this philosophy, the Committee believes that:

•
the total compensation package for executives should be competitive with the total compensation paid to executives with comparable duties by other companies in the Company's industry that are of similar size and performance;

•
base salaries should only be a portion of the total compensation package, and may generally be lower than the median base salaries paid to executives with comparable duties by other companies in the Company's industry that are of similar size and performance; and

•
cash bonus programs, equity incentive plans, and long-term incentive awards should motivate the executive to achieve specific strategic and performance objectives established by the Board to align the executive's interests with those of the Company's stockholders.

Elements of Executive Compensation

Base Salaries

In line with the Committee's policy to incentivize executive officers to achieve pre-established performance goals and objectives through bonus programs and equity incentive plans, executive officers receive a relatively small portion of their total compensation as base salary. The following table shows each compensation element as a percentage of total compensation for the Named Executive Officers for fiscal 2006:

Name	Title	Base Salaries (%)	Bonus (%)	Other Compensation (%)	Equity Awards (1) (%)
Keh-Shew Lu	President and Chief Executive Officer	9.4	24.8	1.3	64.5
Carl C. Wertz	Chief Financial Officer, Secretary and Treasurer	23.2	40.0	5.6	31.2
Joseph Liu	Senior Vice President, Operations	22.3	40.5	3.9	33.3
Mark A. King	Senior Vice President, Sales and Marketing	21.3	41.8	5.0	31.9
Steven Ho	Vice President, Asia Sales	22.0	39.3	3.3	35.4

(1)
The value of the equity awards is calculated in accordance with the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). The amounts are determined using the Black Scholes option valuation model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on date of grant; expected volatility of 56.03%; risk-free interest rate of 4.81%; expected term of 6.57 years; and estimated dividend yield of 0%. See Note 13 to the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, for a further discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

In determining base salaries, the Committee considers the executive's scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company's business. To ensure that the base salaries are competitive, the Committee also periodically reviews an independent survey of executive compensation and compares the base salaries to those paid to executives with comparable duties by other companies in the Company's industry that are of similar size and performance. For fiscal 2006, the Committee considered the results of the survey prepared by Lipis Consulting. Generally, the Company's base salaries are below the median base salaries paid to officers with comparable duties by companies in the Company's industry that are of a similar size and similar performance. To the extent that a Named Executive Officer has an employment agreement, such executive's employment agreement specifies a minimum level of base salary for the executive. Base salaries are reviewed annually, and adjusted from time to time to increase salaries to industry levels after taking into account individual responsibilities, experience, performance and potential contributions.

Bonuses

The Company's bonus program for the executive officers is tied in part to the Company's achievement of specific performance goals and objectives established by the Committee at the beginning of each fiscal year. The aggregate amount of the bonus pool depends upon the amount by which (i) the Company's revenue growth exceeds that of the Company's industry (in 2006, the percentage increase was based on a weighted average to which the market for discrete products was weighted 80% and the market for analog products was weighted 20%), and (ii) the Company's net income exceeds that of the prior year indexed to the industry revenue growth. After the end of the fiscal year, the Committee allocates the bonus pool among the executive officers based on the contribution made by each officer to the achievement of the performance criteria, as well as in proportion and compared to the prior-year bonus amounts. No bonus is paid if the Company does not achieve 80% of the bonus formula.

The Company has achieved the performance goals and objectives in each of the last five years. The average approximate payout of bonuses as a percentage of base salaries for the Named Executive Officers (excluding Dr. Lu) over the past five years has been 146.3%. The average approximate payout of bonuses as a percentage of base salary for Dr. Lu since his appointment as Chief Executive Officer in 2005 has been 253.8%. Generally, the Committee sets the performance goals and objectives such that the relative difficulty of achieving them is consistent from year to year.

Equity Incentives

In keeping with the Committee's compensation philosophy, the Committee believes that equity incentive awards serve to align executive's interests with those of the Company's stockholders and motivate the executive to achieve the specific performance goals and objectives established by the Board. Under the Company's 2001 Omnibus Equity Incentive Plan (the “2001 Incentive Plan”), the Company may grant any type of award whose value is derived from the value of the Common Stock of the Company, including shares of Common Stock, options, stock appreciation rights and restricted stock units (“RSUs”).

The exercise price of the stock options granted to date has been no less than the fair market value of the Common Stock as of the date of grant. To encourage retention, the ability to exercise the option is subject to vesting restrictions. The Committee's policy is to award options and RSUs annually, which generally vest in four equal annual installments on the first four anniversary dates of the date of grant, and are in recognition of the executive officer's current and potential contribution to the Company. Decisions made by the Committee regarding the timing and size of subsequent option grants take into consideration the Company's and the individual's performance, competitive market practices, and the size and term of option grants made in prior years.

Post-Termination and Change in Control Payments

Messrs. Lu, Wertz, Liu and King have current employment agreements entered into with the Company on August 29, 2005. In the event employment is terminated by the Company without “cause” (as defined), the executive either may (a) commence a one-year paid leave of absence, or (b) forego such leave of absence and the benefits associated therewith. If the executive chooses to commence the leave of absence, the executive will, during that one year, continue as a full-time employee, entitled to receive all the benefits provided under the employment agreement. At the end of the leave of absence, the executive will continue to receive his base salary for one year, and all share-based compensation previously granted will continue to vest. The executives are subject to non-competition and non-solicitation provisions during the leave of absence and for one year after the end of the leave of absence. Upon a change in control, all share-based compensation granted to the executive shall vest immediately and be exercisable for the full term thereof. If the executive chooses to forego such leave of absence, the vesting of any options or restricted stock awards awarded to the executive and his ability to exercise them, upon termination will be governed by the terms of the 2001 Incentive Plan and his stock option agreements. As no other officers have employment agreements with the Company, upon termination or a change in control, the vesting of their stock options and ability to exercise such options will be governed by the terms of the 2001 Incentive Plan and their stock option agreements. The 2001 Incentive Plan generally provides, that upon a change in control, all stock awards then outstanding shall vest immediately. For a further description of these arrangements, see “Potential Payments Upon Termination or Change in Control.”

The Committee has not provided for a lump sum payment upon termination of the executives, as the Committee believes that by providing the executives with an option to commence a one-year leave of absence upon termination, the Company has the ability to work with the executive to transition his duties and responsibilities in a productive manner. The Committee believes that these post-termination and change in control arrangements are an important part of overall compensation for our Named Executive Officers because they help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control.

Deferred Compensation Plan

We adopted a deferred compensation plan effective January 1, 2007, which allows certain employees, including the Named Executive Officers, and directors to defer receipt of a portion of their salary, bonus, equity or other specified compensation. The purpose of the deferred compensation plan is to attract and retain key employees by providing them with greater flexibility in structuring the timing of their compensation payments.

Additional Benefits

Pursuant to their employment agreements, executive officers are also entitled to reimbursement for all reasonable and documented business expenses, paid vacation in accordance with the Company's vacation policy for employees generally, participation in all plans provided to employees in general, a life insurance policy in the amount in effect on the date of the employment agreement, and a disability policy in the maximum insurable amount. Certain executive officers are also entitled to an automobile allowance.

Compensation Decisions for Fiscal 2006

In fiscal 2006, the Committee continued to apply the compensation philosophy described above in determining the compensation of the Named Executive Officers.

The Committee increased the base salary for Dr. Lu to $315,000, compared to $300,000 in fiscal 2005. In addition, Dr. Lu was provided with an automobile allowance of $1,300 per month and was entitled to all other perquisites and compensation to which he was entitled in 2005 (other than restricted stock awards) in the same amounts, including, but not limited to, health insurance, participation in any retirement plans and life insurance. Dr. Lu also received a bonus of $827,000 and a grant of options exercisable for 78,750 shares (the SFAS 123R value equals $355,314 and is amortized over a four-year period). Overall, for fiscal 2006, Dr. Lu received a 5.0% increase in base salary and a 12.7% increase in annual cash bonuses (pro-rated), compared to fiscal 2005. Dr. Lu 's bonus for fiscal 2005 was pro-rated since he had joined the Company on June 1, 2005. On an actual cash basis, the increase in his annual bonus was 72.3%.

In determining Dr. Lu's total compensation package, the Committee considered the following:

•
Company performance: The 59.9% increase in the Company's net sales, compared to an approximately 18% increase in the serviceable area market in which the Company participates, and the 44.4% increase in the Company's net income; and the performance goals and objectives for the Company in 2006 established by the Board.

•
Individual performance: Dr. Lu's progress in integrating the acquisitions of Anachip Corporation, which the Company acquired in January 2006, and APD Semiconductor, Inc., which the Company acquired in November 2006, and the completion of a $230 million convertible note offering.

•
Allocation between cash and non-cash component: The increase in the value of the share-based compensation granted to Dr. Lu in 2006; each element of Dr. Lu's compensation for 2005 compared to 2006; and the reasons the Committee had established the amount of each element of compensation.

•
Internal pay equity: The relationship between each element of Dr. Lu's compensation compared to the compensation of each of the Company's other executive officers; and the relationship between the aggregate value of Dr. Lu's compensation, compared to the median compensation of the Company's executive officers generally, on the other hand.

•	Other factors: The deductibility of the compensation; the results of the survey conducted by Lipis Consulting; and the terms of Dr. Lu's employment agreement.

In 2006, the Committee adjusted the base salary for the other Named Executive Officers as follows:

•	Carl C. Wertz, Chief Financial Officer, to $164,000 from $156,000 in fiscal 2005;

•	Joseph Liu, Senior Vice President, Operations, to $229,000 from $218,000 in fiscal 2005;

•	Mark A. King, Senior Vice President, Sales and Marketing, to $197,000 from $187,000 in fiscal 2005; and

•	Steven Ho, Vice President, Asia Sales, to $130,000 from $124,000 in fiscal 2005.

In keeping with the Committee's compensation philosophy that each executive officer's bonus and equity incentives should be designed to motivate that executive to achieve the performance goals and objectives established by the Board and to align the interests of the executive officers with those of stockholders, for fiscal 2006, the Committee awarded the following bonuses and equity awards:

•	Mr. Wertz; cash bonus of $283,000, options exercisable for 12,000 shares, and 3,000 restricted stock units (“RSUs”);

•	Mr. Liu; cash bonus of $416,000, options exercisable for 20,000 shares, and 4,000 RSUs;

•	Mr. King; cash bonus of $387,000, options exercisable for 18,000 shares, and 3,500 RSUs; and

•	Mr. Ho; cash bonus of $230,000, options exercisable for 10,000 shares, and 2,500 RSUs.

Overall, for fiscal 2006, the other Named Executive Officers received a 5.1% increase in base salary, and a 1.8% increase in total annual bonuses (including cash, options and RSUs), from fiscal 2005.

In determining each of the other Named Executive Officers total compensation package, the Committee considered the following:

•
Company performance: The 59.9% increase in the Company's net sales, compared to an approximately 18% increase in the serviceable area market in which the Company participates, and the 44.4% increase in the Company's net income; and the performance goals and objectives for the Company in 2006 established by the Board.

•	Individual performance: The contribution of each executive officer; the expertise of each executive officer; and the performance goals and objectives to be performed by each executive officer in 2006.

•
Allocation between cash and non-cash component: The number and vesting of outstanding options and restricted stock awards; the value of share-based compensation granted to each executive officer in prior years; each element of the compensation of each executive officer for fiscal 2005 compared to 2006; the reasons the Committee had established the amount of each element of such compensation; and the allocation of bonuses for services rendered in 2006.

•	Other factors: The deductibility of the compensation; the results of the survey conducted by Lipis Consulting; and the terms of the officers' employment agreements.

Tax and Accounting Implications

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the stockholders of the Company.

The stockholders of the Company have approved each of the Company's incentive plans for the purpose of qualifying those plans under Section 162(m). To qualify for deductibility under Section 162(m), the performance goals must be established no later than 90 days from the beginning of the performance period. The Company did not establish such performance goals within 90 days from the beginning of fiscal 2006. However, under Section 162(m), all but $142,000 of the compensation was deductible. In order to maintain flexibility in compensating executive officers in a manner designed to promote the Company's goals, the Committee reserves the right to award future compensation that would not comply with Section 162(m) if it concludes that this is in the Company's best interests.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Under the employment agreements for Messrs. Lu, Wertz, Liu and King, in the event employment is terminated by the Company, the executive may commence a one-year paid leave of absence. During the leave of absence, the executive's options remain exercisable. At the end of the leave of absence, all share-based compensation previously granted shall continue to vest and shall remain exercisable for the full term thereof. The final rules on Section 409A of the Code were issued on April 10, 2007, and we are currently evaluating if this provision of the employment agreements is in compliance with Section 409A and the final rules thereunder. The Company intends to amend or rescind this provision of the employment agreements, if necessary, to comply with Section 409A and the final rules adopted thereunder. A more detailed discussion of the Company's nonqualified deferred compensation arrangements is provided under the heading “Nonqualified Deferred Compensation.”

Accounting for Share-Based Compensation

Beginning on January 1, 2006, the Company began accounting for share-based compensation in accordance with the requirements of SFAS 123(R).

Conclusion

The Committee believes that the Company's compensation policies support the Committee's compensation philosophy that compensation should be designed to attract, retain and motivate executives critical to the Company's long-term growth and profitability. The Committee believes that for fiscal 2006, the total compensation package for each of the Named Executive Officers is competitive with the total compensation paid to executives with comparable duties by other companies in the Company's industry that are of similar size and performance. In addition, the Committee believes that the bonus and equity incentives help motivate the executive to achieve specific performance goals and objectives established by the Board and align the executive's interests with those of the Company's stockholders.

COMPENSATION COMMITTEE REPORT

The Report of the Compensation and Stock Options Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation and Stock Options Committee (the “Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dated: March 31, 2007	THE COMPENSATION AND STOCK OPTIONS COMMITTEE

C.H. Chen, Chairman Michael R. Giordano John M. Stich

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEO”) for the fiscal year ended December 31, 2006. The Named Executive Officers are the Company's Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount in column (h)).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Keh-Shew Lu	2006	315,000	-	1,167,750	979,182	827,000	-	44,832	3,333,764
President and
Chief Executive Officer

Carl C. Wertz	2006	164,000	-	15,652	204,692	283,000	-	39,722	707,066
Chief Financial Officer,
Secretary and Treasurer

Joseph Liu	2006	229,000	-	20,869	320,008	416,000	-	40,137	1,026,013
Sr. Vice President,
Operations

Mark A. King	2006	197,000	-	18,260	278,122	387,000	-	46,064	926,446
Sr. Vice President, Sales
and Marketing

Steven Ho	2006	129,769	-	13,043	195,264	231,427	-	19,153	588,655
Vice President, Asia Sales

(1)
The amounts in column (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R). The amounts are determined using the Black Scholes option valuation model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on date of grant; expected volatility of 56.03%; risk-free interest rate of 4.81%; expected term of 6.57 years; and estimated dividend yield of 0%. See Note 13 to the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, for a further discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

The following table details the amounts in column (e) and (f) of the previous table and represents the SFAS 123(R) expense in 2006 for each of the equity awards:

	2006 RSU	2005 RSA	Total Stock Awards ($)	2006 Stock Option	2005 Stock Option	2004 Stock Option	2003 Stock Option	Total Option Awards ($)
Name	($)	($)	(e)	($)	($)	($)	($)	(f)
Keh-Shew Lu	-	1,167,750	1,167,750	729,844	249,338	-	-	979,182

Carl C. Wertz	15,652	-	15,652	37,538	98,328	49,042	19,784	204,692

Joseph Liu	20,869	-	20,869	62,563	142,735	81,736	32,974	320,008

Mark A. King	18,260	-	18,260	56,306	130,047	65,389	26,379	278,122

Steven Ho	13,043	-	13,043	31,281	95,157	49,042	19,784	195,264

Stock options granted in 2003, 2004, and 2005 vest in three equal annual installments, while stock options granted in 2006 and all other equity awards vest in four equal annual installments.

(2)	Amounts earned in 2006 based on the Company’s 2006 executive bonus plan.

(3)
Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including, but not limited to, automobile expense, life insurance payable at the direction of the employee, contributions under the Company's retirement plans, and group health insurance. The amount shown in column (i) for “All Other Compensation” consists of the following:

	Year	Dr. Lu ($)	Mr. Wertz ($)	Mr. Liu ($)	Mr. King ($)	Mr. Ho ($)
Automobile Expense	2006	15,600	11,600	10,130	11,600	9,513
Health Insurance	2006	4,212	3,534	4,251	9,792	2,496
Contributions under Retirement Plans	2006	22,000	22,000	22,928	22,000	5,953
Life Insurance	2006	3,020	2,588	2,828	2,672	1,191
Total Other Compensation		44,832	39,722	40,137	46,064	19,153

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of awards to the Named Executive Officers under our non-equity and equity incentive plans during 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum ($)	All Other Stock Awards Number of Shares of Stock Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Keh-Shew Lu	5/22/2006		661,600					-	78,750	-	2,629,463

Carl C. Wertz	5/22/2006		226,400					3,000	12,000	33.39	460,740

Joseph Liu	5/22/2006		332,800					4,000	20,000	33.39	747,880

Mark A. King	5/22/2006		309,600					3,500	18,000	33.39	671,090

Steven Ho	5/22/2006		185,141					2,500	10,000	33.39	383,950

Under the executive cash bonus plan, no bonus is paid if the Company does not achieve 80% of the bonus formula. The amounts in column (d) assume 80% of 2006 bonus amount.

Grant date fair value (column (l)) of stock options is calculated in accordance with SFAS 123(R). The amounts are determined using the Black Scholes option valuation model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on date of grant; expected volatility of 56.03%; risk-free interest rate of 4.81%; expected term of 6.57 years; and estimated dividend yield of 0%. Grant date fair value of stock awards is calculated by multiplying the number of stock units by the price of the Company’s Common Stock on the grant date.

Restricted stock awards and stock options granted in 2006 vest in four equal annual installments.

Narrative to Summary Compensation Table and Plan-Based Awards Table

Employment Agreements

On August 29, 2005, the Company entered into employment agreements with Messrs. Lu, Liu, King and Wertz, pursuant to which they are entitled to (i) receive an annual base salary (subject to increase from time to time in the discretion of the Board) of $300,000, $208,000, $177,000, and $146,000, respectively, (ii) participate in any executive bonus plan, (iii) receive reimbursement for all reasonable and documented business expenses, (iv) paid vacation in accordance with the vacation policy for employees generally, (v) participate in all plans provided to employees in general, (vi) receive a life insurance policy in the amount in effect on the date of the agreement, and (vii) receive a disability policy in the maximum insurable amount. Employment is “at will” and may be terminated by either the Company or the employee at any time. The employee is prohibited from disclosing the Company's trade secrets, engaging in any “competitive activity” (as defined) or soliciting our current or, in some cases, former employees or independent contractors, during his employment and for the two years following the beginning of the leave of absence described below under “Post-Termination and Change in Control payments” if his employment is terminated without “cause” (as defined), and acknowledges that all tangible items related to the Company are its exclusive property. The employment agreements also provide for payments upon termination and change in control, as described further under “Potential Payments Upon Termination or Change in Control.”

Employee Benefit Plans

1993 ISO Plan

The 1993 Incentive Stock Option Plan (the “1993 ISO Plan”) provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to purchase up to 3,375,000 shares (split adjusted) of the Company's Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires ten years from the date of grant. As of the Record Date, 3,024,618 shares have been issued on the exercise of options granted, and 518,530 shares were subject to options outstanding, under the 1993 ISO Plan. The 1993 ISO Plan expired on May 10, 2003, and, therefore, no additional options can be granted under this plan.

1993 NQO Plan

The 1993 Non-Qualified Stock Option Plan (the “1993 NQO Plan”) became effective on July 6, 1993. The 1993 NQO Plan provides for the grant of options that do not qualify as incentive stock options under Section 422 of the Code to purchase up to 3,375,000 shares (split adjusted) of the Company's Common Stock. The options may be exercised by the optionee during his or her lifetime or after his or her death by those who have inherited by will or intestacy. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. An option granted under the 1993 NQO Plan may not be priced at less than 100% of fair market value on the date of grant and expires ten years from the date of grant. As of the Record Date, 2,807,200 shares have been issued on the exercise of options granted, and 332,750 shares were subject to options outstanding, under the 1993 NQO Plan. The 1993 NQO Plan expired on May 10, 2003, and, therefore, no additional options can be granted under this plan.

2001 Omnibus Equity Incentive Plan

General. The purpose of the 2001 Omnibus Equity Incentive Plan (“2001 Incentive Plan”) is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and, thereby, align participants' and stockholders' interests. Stock options and stock awards, including stock units and cash awards, may be granted under the 2001 Incentive Plan. Options granted under the 2001 Incentive Plan may be either incentive stock options, or are not intended to be incentive options (“non-qualified stock options”). As of the Record Date, 582,710 shares have been issued on the exercise of options granted, and 2,812,629 shares were subject to awards outstanding, under the 2001 Incentive Plan, and 2,034,912 shares were available for issuance under awards that may be granted in the future. At the 2006 annual meeting of stockholders, the 2001 Incentive Plan was amended to:

•	increase the number of shares of Common Stock that may be issued pursuant to awards granted thereunder by 2,200,000 shares;

•	delete the provision thereof that automatically increases, by 1% of the outstanding shares on each January 1, the maximum number of shares of Common Stock that may be issued thereunder;

•	provide that stock options and stock appreciation rights will not be repriced without the approval of the stockholders;

•	provide that the exercise price per share of Common Stock purchasable under a stock option be not less than 100% of the fair market value of the Common Stock on the date of grant of such stock option;

•	provide for the “cashless” (or “net”) exercise of stock options;

•
provide that each share of Common Stock subject to issuance under any award, other than options or stock appreciation rights, shall be counted against the maximum number of shares of Common Stock that may be issued under the 2001 Incentive Plan as 1.52 shares;

•
provide that, to the extent a stock appreciation right is settled for shares of Common Stock, the number of shares used for determining the benefit under such stock appreciation right shall be counted against the maximum number of shares of Common Stock that may be issued under the 2001 Incentive Plan, regardless of the number of shares used to settle the stock appreciation right upon such exercise;

•
provide that, to the extent a stock option is exercised on a “cashless” (or “net”) basis, the number of shares of Common Stock issued upon exercise, plus the number of shares retained by the Company, shall be counted against the maximum number of shares of Common Stock that may be issued under the 2001 Incentive Plan; and

•	specify certain performance criteria, the achievement of which may be required in order for performance awards to vest.

Administration. The 2001 Incentive Plan is administered by the Compensation and Stock Options Committee of the Board of Directors (the “Committee”). Subject to the provisions of the 2001 Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the 2001 Incentive Plan are borne by the Company.

Terms of Awards. The 2001 Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload options, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

An award granted under the 2001 Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Committee may grant options that either are intended to be incentive stock options or non-qualified stock options. Incentive stock options may be granted only to employees.

No incentive stock option may be granted under the 2001 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. As a result of enactment of Section 162(m) of the Code, and to provide the Committee flexibility in structuring awards, the 2001 Incentive Plan states that in the case of stock options, stock appreciation rights, and stock awards no person may receive in any year a stock option to purchase more than 100,000 shares or a stock appreciation right or stock award measured by more than 100,000 shares.

If awards granted under the 2001 Incentive Plan expire, are canceled or otherwise terminate without being exercised, the Common Stock not purchased pursuant to the award again becomes available for issuance under the 2001 Incentive Plan. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan.

Eligibility. All employees, directors and consultants will be eligible to participate in the Plan. As of December 31, 2006, there were approximately 2,268 employees of the Company, including eight current executive officers, who are eligible to participate in the Plan. In addition, the seven directors are eligible to participate in the Plan.

Payment of Exercise Price. An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property or (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. The exercise price and any withholding taxes are payable in cash by consultants and non-employee directors, although the Committee at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

Amendment. Subject to limitations imposed by law, the Board may amend or terminate the 2001 Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of any award previously granted under the 2001 Incentive Plan or any rights thereunder without the recipient's consent.

Section 16(b). Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and 10% shareholders of the Company are generally liable to the Company for repayment of any “short-swing” profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The 2001 Incentive Plan is designed to comply with Rule 16b-3.

Term. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award on or after the twentieth anniversary of the adoption of the 2001 Incentive Plan.

Performance Goals. The business criteria on which performance goals are based under the 2001 Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in the value of the Common Stock after the date of grant of award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options the maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant. The Committee may use any one or more of the following performance criteria: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average shareholders' equity, (vii) total shareholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity or productivity, (xxiv) EBITDA, (xxv) market capitalization, (xxvi), capital raised in follow-on or debt offerings, (xxvii) quality or yield improvements, (xxviii) acquisitions, and (xix) any other similar criteria.

Adjustments. If there is any change in the stock subject to the 2001 Incentive Plan or subject to any award made under the 2001 Incentive Plan (through merger, consolidation, reorganization, re-capitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise), the 2001 Incentive Plan and shares outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 2001 Incentive Plan and the class, number of shares and price per share of stock subject to such outstanding options as determined by the Committee to be fair and equitable to the holders, the Company and the shareholders. In addition, the Committee may also make adjustments in the number of shares covered by, and the price or other value of any outstanding awards under the 2001 Incentive Plan in the event of a spin off or other distribution (other than normal cash dividends) of Company assets to stockholders.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2001 Incentive Plan provides that no employee may be granted more than 100,000 shares in any calendar year.

Incentive Bonus Plan

The Company's Incentive Bonus Plan provides that the Board may fix a dollar value to an employee bonus and determine to pay such bonus in the form of shares of the Common Stock of the Company. The number of shares to be awarded to the employee is determined by dividing the dollar amount of the bonus by the fair market value of one share of Common Stock. The Board may also elect to grant a number of shares of Common Stock to the employee. As of the Record Date, 330,000 shares were outstanding and 44,625 shares of Common Stock were available for issuance under the Incentive Bonus Plan.

401(k) Plan / Retirement Plans

The Company maintains a 401(k) retirement plan (the Plan) for the benefit of qualified employees at its North American locations. Employees who participate may elect to make salary deferral contributions to the Plan up to 100% of the employees’ eligible payroll subject to annual Internal Revenue Code maximum limitations. The Company makes a matching contribution of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll. In addition, the Company may make a discretionary contribution to the entire qualified employee pool, in accordance with the Plan.

As stipulated by the regulations of the People’s Republic of China, the Company maintains a retirement plan pursuant to the local Municipal Government for the eligible employees in China. The Company is required to make contributions to the retirement plan at a rate of 22.5% of the employee’s eligible payroll.

Pursuant to the Taiwan Labor Standard Law and Factory Law, the Company maintains a retirement plan for the eligible employees in Taiwan. The Company makes contributions at a rate of 6% of the employee’s eligible payroll.

Salary and Bonus in Proportion to Total Compensation

As discussed under “Compensation Discussion and Analysis,” we believe that in line with the Compensation and Stock Option Committee's policy to incentivize executive officers to achieve pre-established performance goals and objectives through bonus programs and equity incentive plans, executive officers receive a relatively smaller portion of their total compensation as base salary. See “Compensation Discussion and Analysis” for the breakdown between fixed pay through the executives' base salaries and variable performance-based pay for fiscal 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by each of the Named Executive Officers as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Inventive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Keh-Shew Lu	22,500 24,750 24,750 19,500 26,250 -	- - - 9,750 52,500 78,750	-	3.6978 3.7911 8.6933 12.2133 17.3000 33.3900	07/30/11 06/28/12 08/01/13 07/14/14 04/14/15 05/22/16	270,000	9,579,600	-	-
Carl C. Wertz	30,375 13,500 7,750 -	- 6,750 15,500 12,000	-	10.6296 12.2133 23.3133 33.3900	06/12/10 07/14/14 07/12/15 05/22/16	3,000	106,440	-	-
Joseph Liu	169,716 40,500 27,000 33,750 33,750 33,750 11,250 -	- - - - - - 22,500 20,000	-	9.1481 10.6296 3.6978 3.7911 8.6933 12.2133 23.3133 33.3900	06/08/10 06/12/10 07/30/11 06/28/12 08/01/13 07/14/14 07/12/15 05/22/16	4,000	141,920	-	-
Mark A. King	40,500 27,000 27,000 27,000 27,000 10,250 -	- - - - - 20,500 18,000	-	10.6296 3.6978 3.7911 8.6933 12.2133 23.3133 33.3900	06/12/10 07/30/11 06/28/12 08/01/13 07/14/14 07/12/15 05/22/16	3,500	124,180	-	-
Steven Ho	30,375 8,625 20,250 13,500 7,500	- - - 6,750 15,000 10,000	-	10.6296 3.7911 8.6933 12.2133 23.3133 33.3900	06/12/10 06/28/12 08/01/13 07/14/14 07/12/15 05/22/16	2,500	88,700	-	-

Prior to May 22, 2006, equity awards vest in three equal annual installments on the first three anniversary dates of the date of grant. Beginning May 22, 2006, equity awards vest in four equal annual installments on the first four anniversary dates of the date of grant.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding exercises of options and vesting of restricted stock awards and RSUs held by the Named Executive Officers during the year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Keh-Shew Lu	-	-	-	-
Carl C. Wertz	145,125	7,132,513	-	-
Joseph Liu	96,534	3,704,010	-	-
Mark A. King	-	-	-	-
Steven Ho	-	-	-	-

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to shares of Common Stock that may be issued under our equity compensation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	3,663,909	(1)	$11.74	2,079,537	(2)
Equity Compensation Plans Not Approved by Security Holders	0		N/A	0
Total	3,663,909		$11.74	2,079,537

(1)	Shares issuable pursuant to outstanding options under the 1993 Non-qualified Stock Option Plan, the 1993 Incentive Stock Option Plan, and the 2001 Incentive Plan as of December 31, 2006.

(2)	Represents 2,034,912 and 44,625 shares of Common Stock that may be issued pursuant to future awards under the 2001 Incentive Plan and the Incentive Bonus Plan, respectively.

PENSION BENEFITS

The table disclosing the actuarial present value of each Named Executive Officer's accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each of the Named Executive Officers during the year is omitted because the Company does not have a defined benefit plan for Named Executive Officers. The only retirement plan available to Named Executive Officers in 2006 was the Company's qualified 401(k) savings and retirement plan, and the retirement plans in PRC and Taiwan, as discussed above under “Employee Benefit Plans,” which are available to all employees.

NONQUALIFIED DEFERRED COMPENSATION

Our Company adopted a non-qualified deferred compensation plan effective January 1, 2007, which permits our Board and eligible employees, including our Named Executive Officers, to voluntarily elect to defer up to 75% of base salary, and up to 100% of other types of compensation, provided that their total deferrals do not reduce their total compensation below the amount necessary to satisfy obligations such as employment taxes and benefit plan payments. Amounts deferred by an executive are credited with earnings or losses based on the executive's investment allocation among investment options, which may include stocks, bonds and mutual fund shares. The Company may, from time to time, make contributions to participants' accounts under our deferred compensation plan. Distributions are paid in accordance with the participants' elections with regard to the timing and form of distributions. The table disclosing contributions to nonqualified defined contributions and other deferred compensation plans, each executive's withdrawals, earnings and fiscal year ended balances in those plans is omitted because, in 2006 the Company had no nonqualified deferred compensation plans or benefits for executive officers or other employees of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following sets forth potential payments payable to the Named Executive Officers upon termination of their employment or a change in control of the Company.

Payment Upon Termination Without Cause

Payments upon termination with “cause” for Messrs. Lu, Wertz, Liu and King are governed by their current employment agreements entered into with the Company on August 29, 2005. The executive's relationship with the Company is “at will” and may be terminated at the option of either party, with or without cause.

As used in the employment agreements, “cause” means:

•
the willful and continued refusal of such executive to substantially perform his duties in accordance with his employment agreement, after the Board has provided the executive with written demand for substantial performance and the executive has had reasonable opportunity to remedy it;

•	the conviction of, or a plea of nolo contendere by, the executive to a felony; or

•	a charge or indictment of a felony, the defense of which renders the executive substantially unable to perform his duties under his employment agreement.

In the event employment is terminated by the Company without “cause,” the executive either may (a) commence a one-year paid leave of absence (“LOA”), or (b) forego such LOA and the benefits associated therewith. If the executive chooses to commence the LOA, the potential payments to the executive can be divided into (i) payments during the LOA, and (ii) payments after the LOA.

Payments during the leave of absence

During the LOA, the executive will continue as a full-time employee of the Company, entitled to receive all the benefits provided under his employment agreement, namely: (1) his annual base salary; (2) participation in any executive bonus plan of the Company, pro-rated to the beginning of the LOA; (3) reimbursement for all reasonable and documented business expenses; (4) paid vacation in accordance with the Company's vacation policy for employees generally; (5) participation in all plans provided to employees in general; (6) a life insurance policy in the amount in effect on the date of the employment agreement; and (7) a disability policy in the maximum insurable amount.

Payments after the leave of absence

At the end of the LOA, neither the Company nor the executive shall have any further duties under his employment agreement, except that (1) the Company shall continue to pay to the executive, or his estate, the annual base salary for one year, and (2) all share-based compensation previously granted shall continue to vest and shall remain exercisable for the full term thereof, determined without regard to the termination of employment.

Trade secrets, non-competition and non-solicitation provisions

During the LOA, the executive shall not (1) without the prior consent of the Board, disclose or use any confidential business or technical information or trade secret of the Company, (2) without the prior consent of the Company, engage in any competitive activity in any line of business in which the Company is engaged, (3) without the prior consent of the Board, remove any tangible items from the premises of the property, or (4) solicit any employee of the Company. The executive shall continue to be bound by these provisions of his employment agreement for one year after the end of the LOA.

Payment Upon Termination With Cause

If the executive chooses to forego such LOA, the vesting of any options, restricted stock awards or RSUs awarded to the executive and his ability to exercise them, upon termination will be governed by the terms of the 2001 Incentive Plan and his stock option agreements. The 2001 Incentive Plan generally provides, that if the executive is terminated for any reason other than death or “permanent disability” (as defined), the option will be exercisable until the earlier of (1) the expiration date of the option (generally ten years from date of grant), or (2) for three months after the termination date of the executive. The employment agreements do not provide for a payment to the executives in the event of termination with cause.

Payment Upon Termination Due To Death or Disability

The 2001 Incentive Plan generally provides, that if the executive dies or becomes “permanently disabled” (as defined), the option will be exercisable by the executive's successor until the earlier of (1) the expiration date of the option (generally ten years from date of grant), or (2) for one year after such death or “permanent disability,” to the extent such option was exercisable on the date of death or permanent disability. The awards will generally continue to vest according to the vesting schedule. The Named Executive Officers are also entitled to receive benefits under the Company's disability plan or payments under the Company's life insurance plan, as appropriate. The employment agreements do not provide for a payment to the executives in the event of termination due to death or disability.

Payment Upon a Change in Control

Upon a change in control, all share-based compensation granted to the executive shall vest immediately and be exercisable for the full term thereof. A change in control means the occurrence of any one (or more) of the following:

•
any person, including a group as defined in Section 13(d)(3) of the Exchange Act, as amended, becoming the beneficial owner of stock of the Company which entitles such holder to cast 25% or more of the total number of votes for the election of the Board;

•
a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, in which the directors of the Company immediately prior to such event cease to be a majority of the Board;

•	the stockholders of the Company approving an agreement providing for either the Company to cease being a public company or for the sale of substantially all the assets of the Company; or

•	a tender offer or exchange offer (other than one made by the Company) in which the shares of the Company's stock are acquired.

If a holding company is formed but the stockholding in the holding company is substantially the same as the Company's, such an event is not a change in control.

Payment Upon Retirement

The 2001 Incentive Plan and form of option agreement generally provides that upon retirement, the option will continue to vest according to the vesting schedule. In addition, upon retirement, the option will be exercisable until the earlier of (1) the expiration date of the option (generally ten years from date of grant), or (2) for three months after the termination date of the executive.

The following table shows the potential payments upon termination or a change in control of the Company for each of the Named Executive Officers assuming each of the Named Executive Officer's employment was terminated on December 31, 2006, and assuming that the change in control occurred at December 31, 2006. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Name	Voluntary Termination, or Termination With Cause, or Death, or Disability (1)	Termination Without Cause (1) (2)	Change in Control (1) (3)
Keh-Shew Lu	—	6,702,741	10,925,488
Carl C. Wertz	—	755,608	477,154
Joseph Liu	—	848,305	457,471
Mark A. King	—	751,935	411,217
Steven Ho (4)	—	—	449,151

(1)
Does not include the following amounts that could be realized upon exercising vested stock options: Mr. Lu: $3,093,296; Mr. Wertz: $1,163,223; Mr. Liu: $9,229,183; Mr. King: $4,196,311; and Mr. Ho: $1,975,929. Amounts assume that all vested stock options as of December 31, 2006 are exercised as of December 31, 2006, and are calculated by multiplying the number of vested stock options by the difference between the exercise price and the closing price of our Common Stock on December 29, 2006. Does not include a $700,000 benefit for each NEO employed in the U.S. paid by the Company’s life insurance policy upon death. Does not include the following one-year, short- and long-term disability payments paid by disability insurance policies: Mr. Lu: $122,500; Mr. Wertz: $87,1612; Mr. Liu: $108,826; and Mr. King: $98,160.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(2)
The following table reflects the estimate of the payments and benefits that each Named Executive Officer would receive assuming the Named Executive Officer’s employment was terminated without “cause” on December 31, 2006, and the Named Executive Officer chose to commence the LOA beginning on January 1, 2007. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Name	Base Salary (a)	Bonus (b)	Paid Vacation	Medical Benefits (c)	Life Insurance, Disability, and Death Benefits (d)	Continued Vesting of Share-based Compensation (e)	Total
Keh-Shew Lu	630,000	—	12,115	4,212	3,020	10,925,488	11,574,835
Carl C. Wertz	328,000	—	10,092	3,534	2,588	477,154	821,368
Joseph Liu	458,000	—	17,615	4,251	2,828	457,471	940,165
Mark A. King	394,000	—	15,154	9,792	2,672	411,217	832,835
Steven Ho	—	—	—	—	—	—	—

(a)
For purposes of this analysis the executive would receive his current base salary during the LOA and the one-year following the LOA. For the LOA, the base salary will be paid over the year, in accordance with the Company's payroll practices. Payment of the base salary for the one year following the LOA will be paid in a lump sum.

(b)	Any bonus amount would be prorated based on days employed in 2007 and calculated using actual 2007 results per the performance criteria in accordance with the Company’s executive bonus plan.

(c)	Reflects the estimated lump sum value of premiums to be paid on behalf of the executive under the medical benefit plans during the LOA.

(d)
Reflects the estimated lump sum value of cost of coverage for life insurance, disability, and death benefits to be paid on behalf of the executive during the LOA. Does not include a $700,000 benefit for each NEO employed in the U.S. paid by the Company’s life insurance policy upon death. Does not include the following short- and long-term disability payments for two years paid by disability insurance policies: Mr. Lu: $167,500; Mr. Wertz: $114,492; Mr. Liu: $146,989; and Mr. King: $130,990.

(e)
This amount represents the value of the continued vesting of 236,625 shares for Dr. Keh-Shew Lu (101,625 options and 135,000 RSUs), 29,750 shares for Carl C. Wertz (28,250 options and 1,500 RSUs), 34,500 shares for Joseph Liu (32,500 options and 2,000 RSUs), and 31,250 shares for Mark A. King (29,500 options and 1,750 RSUs) during the LOA, and the one year following the LOA.

(3)
This amount represents the value of the accelerated vesting of 141,000 shares underlying options and 270,000 RSUs for Dr. Keh-Shew Lu, 34,250 shares underlying options and 3,000 RSUs for Carl C. Wertz, 42,500 shares underlying options and 4,000 RSUs for Joseph Liu, 38,500 shares underlying options and 3,500 RSUs for Mark A. King, and 31,750 shares underlying options, and 2,500 RSUs for Steven Ho, assuming a change in control occurs on December 31, 2006.

(4)	As Mr. Ho does not have an employment agreement with the Company.

COMPENSATION OF DIRECTORS

The following table sets forth the compensation paid to our non-employee directors for their service in 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Raymond Soong	2,500	119,995	581,674	-	-	-	704,169
C.H. Chen	10,250	348,192	178,099	-	-	-	536,541
Michael R. Giordano	14,000	45,650	225,396	-	-	-	285,047
John M. Stich	12,750	41,738	191,070	-	-	-	245,558
Shing Mao	6,750	33,912	140,397	-	-	-	181,059
M.K. Lu	1,000	15,652	94,687	-	-	-	111,339

(1)
The amounts in column (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R). The table excludes $100,922 of SFAS 123(R) compensation expense in 2006 related to Dr. Lu’s Board service for the period of 2003 through his appointment as President and Chief Executive Officer in 2005. The amounts are determined using the Black Scholes option valuation model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on date of grant; expected volatility of 56.03%; risk-free interest rate of 4.81%; expected term of 6.57 years; and estimated dividend yield of 0%. See Note 13 to the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, for a further discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

The following table details the amounts in column (c) and (d) of the previous table and represents the SFAS 123(R) expense in 2006 for each of the equity awards:

	2006 RSU	2005 RSA	Total Stock Awards ($)	2005 Stock Option	2004 Stock Option	2003 Stock Option	Total Option Awards
Name	($)	($)	(c)	($)	($)	($)	($)(d)
Raymond Soong	119,995	-	119,995	314,017	190,718	76,939	581,674

C.H Chen	88,692	259,500	348,192	178,099	-	-	178,099

Michael R. Giordano	45,650	-	45,650	120,532	76,287	28,577	225,396

John M. Stich	41,738	-	41,738	101,500	65,389	24,181	191,070

Shing Mao	33,912	-	33,912	82,469	38,144	19,784	140,397

M.K. Lu	15,652	-	15,652	44,406	32,695	17,586	94,687

Keh-Shew Lu	-	-	-	-	76,741	24,181	100,922

The table includes SFAS 123(R) compensation expense in 2006 relating to Dr. Lu’s service as a Board member prior to his appointment as President and Chief Executive Officer in 2005.

Each non-employee director of the Company receives $1,500 for each meeting of the Board or committee meeting attended in person, and $1,000 for each meeting in which such director participates by telephone.

In addition, the following annual, non-qualified stock options, or awards of shares of Common Stock, are granted to non-employee directors. The exercise price of each option is no less than that fair market value of the Common Stock on the date of grant, and the option or award vests in four equal annual installments commencing on the first anniversary of the date of grant:

•	The Chairman of the Board receives an award of 23,000 shares of the Company's Common Stock.

•	The Vice Chairman of the Board receives an award of 17,000 shares of the Company's Common Stock.

•	All other independent directors each receive an award of 3,500 shares of the Company's Common Stock.

•	All other directors each receive an award of 3,000 shares of the Company's Common Stock.

•	In addition, the Audit Committee members each receive an award of 2,250 shares of the Company's Common Stock, with the Audit Committee chairman receiving an additional award of 1,500 shares.

•	All other committee members receive an award of 750 shares of the Company's Common Stock for each committee on which they serve.

The Board may modify such compensation in the future.

COMPENSATION AND STOCK OPTIONS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Stock Options Committee consists of three directors, C.H. Chen (Chairman), Michael R. Giordano and John M. Stich. Mr. Chen served as the Company's President and Chief Executive Officer from March 2000 until his appointment to Vice Chairman on June 1, 2005. During 2006, no executive officer of the Company served on the compensation committee (or equivalent), of the Board of Directors of another entity whose executive officer(s) served on the Company's Compensation and Stock Options Committee or Board.

Report of the Audit Committee of the Board of Directors to Stockholders

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee comprised of three of the Company's directors, Michael R. Giordano (Chairman), John M. Stich and Dr. Shing Mao. Each member of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market. Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.

Management is responsible for the preparation of the Company's financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company's Annual Report on Form 10-K for fiscal 2006; and

•	Obtained from management their representation that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The independent registered public accounting firm is responsible for performing an audit of the Company's financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company's financial statements present fairly, in all material respects, the Company's financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”); and

•
Received and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and reviewed and discussed with the independent registered public accounting firm whether the rendering of the non-audit services provided by them to the Company during fiscal 2006 was compatible with their independence.

The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held four meetings during fiscal 2006, and took action by written consent on four occasions.

In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's auditors are independent.

Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee also has recommended, and the Board also has approved, subject to stockholder ratification, the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.

Dated: March 31, 2007	THE AUDIT COMMITTEE

Michael R. Giordano, Chairman John M. Stich Dr. Shing Mao

Code of Ethics

The Company has adopted a Code of Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions of the Company. The Code of Ethics is available on the Company's website at www.diodes.com. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within four business days following the date of such amendment or waiver.

Certain Relationships and Related Transactions

Policy Regarding Related Person Transactions

The Board has adopted a written policy which requires the Audit Committee to review and approve or ratify any transaction (a “related person transaction”) in which the Company was, or is to be, a participant and in which any director, executive officer, nominee for director or beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, or any immediate family member of any such person, has a direct or indirect material interest. The policy requires the following:

•
the Audit Committee shall review any proposed agreement or arrangement relating to a related person transaction or series of related person transactions, and any proposed amendment to any such agreement or arrangement;

•
the Audit Committee shall establish standards for determining whether the transactions covered by such proposed agreement or arrangement, are on terms no less favorable to the Company than could be obtained from an unrelated third party (“fair to the Company”);

•
before the Company enters into any such proposed agreement or arrangement, and at least annually thereafter, the Company's internal audit department shall report to the Audit Committee whether the transactions covered by such agreement or arrangement are fair to the Company under the standards established by the Audit Committee;

•
the Audit Committee shall not pre-approve, and shall make all reasonable efforts (taking into account the cost thereof to the Company) to cancel or cause to be renegotiated, any such agreement or arrangement which is not so determined to be fair to the Company; and

•	the Company will disclose any related person transactions required to be disclosed by the rules promulgated by the SEC, in the manner so required.

Relationships and Transactions

The Company conducts business with one related party, LSC (and its subsidiaries and affiliates), and one significant party, Keylink International (formerly Xing International) (and its subsidiaries). LSC, a 22.2% shareholder at December 31, 2006, is the Company's largest shareholder, and Keylink International is owned by the Company's 5% joint venture partner in Diodes-China and Diodes-Shanghai.

The Audit Committee reviews and approves or ratifies all related party transactions in accordance with the procedures set forth above, as the same may be amended from time to time. The Company believes that all related party transactions currently are on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

In 2006, we sold silicon wafers to LSC totaling 6.5% (9.6% in 2005 and 11.1% in 2004) of our sales, making LSC our largest customer. Also for 2006, 13.0% (14.7% in 2005 and 17.2% in 2004) of our sales were from discrete semiconductor products purchased from LSC for subsequent sale by us, making LSC our largest outside supplier. In addition, companies affiliated with LSC, which we refer to collectively as The Lite-On Group, accounted for 3.3%, 4.2% and 2.3% of our net sales, respectively, in 2004, 2005 and 2006. We also rent warehouse space in Hong Kong from a member of The Lite-On Group, which also provides us with warehousing and logistics services at that location. For 2004, 2005 and 2006, we reimbursed this entity in aggregate amounts of $190,000, $288,000 and $474,000, respectively, for these items. Such transactions are on terms no less favorable to us than could be obtained from an unaffiliated third party. The Audit Committee of the Board has approved the arrangements associated with these related person transactions.

In December 2000, the Company acquired a wafer foundry, FabTech, Inc., from LSC for approximately $6.0 million in cash plus $19.0 million in assumed debt due primarily to LSC. In connection with the acquisition, LSC entered into a volume purchase agreement to purchase wafers from FabTech. In addition, in accordance with the terms of the acquisition, the Company had entered into management incentive agreements with several members of FabTech's management. The agreements provide members of FabTech's management with guaranteed annual payments as well as contingent bonuses based on the annual profitability of FabTech, subject to a maximum annual amount. LSC reimbursed us for any portion of the guaranteed and contingent liability paid by FabTech. The final year of the management incentive agreements was 2004, with final payment made by March 31, 2005. LSC reimbursed us $375,000 in each of 2003, 2004 and 2005 for amounts paid by us under these management incentive agreements.

In 2006, we sold silicon wafers to companies owned by Keylink International totaling 0.4% (0.6% in 2005 and 0.9% in 2004) of our net sales. Also for 2006, 2.3% (3.0% in 2005 and 3.5% in 2004) of our net sales were from discrete semiconductor products purchased from companies owned by Keylink International. In addition, Diodes-China and Diodes-Shanghai lease their manufacturing facilities from, and subcontract a portion of their manufacturing process (metal plating and environmental waste services) to, Keylink International. We also pay a consulting fee to Keylink International. In 2004, 2005 and 2006, we paid Keylink International an aggregate of $4.8 million, $6.6 million and $7.9 million, respectively, with respect to these items. We believe such transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties. The Audit Committee of the Board of Directors has approved the agreements associated with these related person transactions.

On December 20, 2005, we entered into a definitive stock purchase agreement to acquire Anachip Corporation, a Taiwanese fabless analog IC company headquartered in the Hsinchu Science Park in Taiwan. The selling shareholders included LSC (which owned approximately 60% of Anachip's outstanding capital sock), and two Taiwanese venture capital firms (together owning approximately 20% of Anachip's outstanding capital stock), as well as current and former Anachip employees. At December 31, 2005, we had purchased an aggregate of 9,433,613 shares (or approximately 18.9%) of the 50,000,000 outstanding shares of the capital stock of Anachip. On January 10, 2006 (the closing date of the acquisition), we purchased an additional 40,470,212 shares and, therefore, we now hold approximately 99.81% of Anachip's outstanding capital stock.

Concurrent with the acquisition, Anachip entered into a wafer purchase agreement with LSC, pursuant to which LSC will sell to Anachip, according to Anachip's requirements, during the two year period ending on December 31, 2007, wafers of the same or similar type, and meeting the same specifications, as those wafers purchased from LSC by Anachip at the time of the acquisition. Anachip will purchase such wafers on terms (including purchase price, delivery schedule, and payment terms) no less favorable to Anachip than those terms on which Anachip purchased such wafers from LSC at the time of the acquisition; provided, however, that the purchase price will be the lower of the current price or the most favorable customer pricing. If the price of raw wafers increases by more than 20% within any six-month period, Anachip and LSC will renegotiate in good faith the price of wafers to reflect the cost increase.

Raymond Soong, who became a director and Chairman of the Board of the Company in 1993, is also the Chairman of the Boards of LSC and Lite-On Technology Corporation (a significant shareholder of LSC), and is the founder of the Lite-On Group of companies and a board member of Actron Technology Corporation, a Lite-On Group company.

C.H. Chen, the Company's Vice Chairman of the Board, is also Vice Chairman of LSC, Supervisor of Lite-On Technology Corporation, and a board member of Actron Technology Corporation.

Dr. Shing Mao, who is a director of the Company, retired in 2000 as Chairman of the Board of a wholly-owned subsidiary of Taiwan Lite-On, a Lite-On Group company, which merged with Lite-On Technology Corporation in 2002. Dr. Mao was also a director of LSC from 1989 to 2000.

Lu-Pao Hsu, a director nominee, is an independent director of Lite-On Technology Corporation since 2004.

Michael Giordano, a director of the Company, is a Senior Vice President-Investments with UBS Financial Services, Inc. From time to time, Mr. Giordano and his son, James Giordano, have provided brokerage services to directors, executive officers and employees of the Company.  In 2006, Michael Giordano and James Giordano received $15,279 and $7,275, respectively, in commissions as a result of such services. In addition, UBS Fiduciary Trust Company acts as a directed trustee of the Company's 401(k) plan, and in 2006, Michael Giordano and James Giordano were the brokers of record to that plan. In 2006, Michael Giordano did not participate in rendering such services, and James Giordano participated only to the extent of conducting employee enrollment meetings and providing brokerage services, for which they each received $24,746. Effective April 1, 2007, Michael Giordano and James Giordano will no longer be broker of record to such plan and, therefore, will not receive any such fees.  The services rendered by UBS Fiduciary Trust Company are provided at customary rates and terms.

Notwithstanding such relationships and transactions, the Board has determined that each of Messrs. Soong, Stich, Mao, Hsu and Giordano is independent under the rules of the Nasdaq Stock Market and the SEC.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 2006, all reporting persons filed reports on a timely basis except Messrs. Edmund Tang, Francis Tang and Steven Ho who filed Form 5’s on January 8, 2007 for stock options granted on May 22, 2006. To avoid the inadvertent failure of directors and executive officers to timely file these reports, the Company periodically advises such persons of their filing obligations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES

PROPOSAL TWO - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Moss Adams LLP has been the Company's independent registered public accounting firm since 1993 and has been selected by the Board, upon recommendation of the Audit Committee to serve as its independent registered public accounting firm for the calendar year ending December 31, 2007. Professional services rendered by Moss Adams LLP for 2006 consisted of an audit of the Company's annual financial statements (including services incurred with rendering an opinion under Section 404 of Sarbanes-Oxley Act of 2002) and review of quarterly financial statements, consultation on interim financial statements, services related to filings with the SEC, meetings with the Company's Audit Committee and consultation on various matters relating to accounting and financial reporting. All professional services rendered by Moss Adams LLP during 2006 were furnished at customary rates and terms. Representatives of Moss Adams LLP are expected to be present at the Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from Stockholders.

Audit Fees, Tax Fees, and All Other Fees

For the fiscal years ended December 31, 2005 and 2006, fees for services provided by Moss Adams LLP were approximately as follows:

Description	2005 (1)	2006
Audit Fees, including fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company's financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q.	$572,000	$600,000
Audit-related Fees, including assurance related fees, accounting consultation including the S-3 filings (in 2005 and 2006) and related services	$206,000	$200,000
Tax-related Fees, professional services for income tax return preparation, tax advice and tax planning	$110,000	$163,000
All Other Fees, not included in above	$21,000	$68,000
Total	$909,000	$1,151,000

(1) - Prior year figures conform to current-year presentation.

The Audit Committee administers the Company's engagement of Moss Adams LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Moss Adams LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services.

Moss Adams LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Audit Committee, in reliance on the independent registered public accounting firm, determined that the provision of these services is compatible with maintaining the independence of Moss Adams LLP.

Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Although this appointment is not required to be submitted to a vote of Stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting, the Board will consider the selection of another independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSALS OF STOCKHOLDERS AND STOCKHOLDER NOMINATIONS FOR 2008 ANNUAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Currently, the 2008 annual meeting of stockholders is expected to be held on or about May 30, 2008.

SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company's 2008 annual meeting must be received by the Secretary of the Company at the Company's office at 15660 North Dallas Parkway, Suite 850, Dallas, Texas 75248 prior to December 31, 2007, in a form that complies with applicable regulations. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the date of the 2007 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2008 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2008 annual meeting. Upon any determination that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the date of the 2007 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

SEC rules also govern a company's ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to March 16, 2008, the proxies solicited by the Board for the 2008 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2008 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the date of the 2007 annual meeting, then the stockholder proposal must not have been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2008 annual meeting.

Stockholders may nominate candidates for the Board at an annual meeting. Stockholders who wish to request that the Nominating Committee consider a candidate for the 2008 annual meeting should submit information about the candidate to the Nominating Committee a reasonable time before the Company begins to print and mail the proxy statement for the 2008 annual meeting. The requesting stockholder should provide sufficient biographical information about the proposed candidate to satisfy the requirements of the Securities and Exchange Commission for inclusion in the proxy statement and to permit the Nominating Committee to evaluate the proposed candidate in light of the criteria described under the caption “Nominating Procedures and Criteria.” The request should also provide the full name, address and telephone number of the requesting stockholder and sufficient information to verify that the requesting shareholder is eligible to vote at the 2008 annual meeting. Additional information and certifications by the requesting stockholder and the proposed candidate may be required before the Nominating Committee can make its evaluation.

ANNUAL REPORT AND FORM 10-K

The Company's annual report to stockholders for the year ended December 31, 2006 accompanies or has preceded this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company's independent registered public accounting firm, for the calendar years ended December 31, 2004, 2005 and 2006.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, FOR THE YEAR ENDED DECEMBER 31, 2006 BY WRITING TO THE COMPANY; ATTN: INVESTOR RELATIONS, 15600 NORTH DALLAS PARKWAY, SUITE 850, DALLAS, TEXAS 75248, OR EMAIL THE REQUEST TO DIODES-FIN@DIODES.COM. THE INFORMATION IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.DIODES.COM AND THE SEC'S WEBSITE AT WWW.SEC.GOV.

Dated at Westlake Village, California, this 27th day of April, 2007.

By Order of the Board of Directors, DIODES INCORPORATED

/s/ Carl C. Wertz
Carl C. Wertz, Secretary

Annex A

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.

The members of the Audit Committee shall meet the independence and audit committee policy of the Nasdaq Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.
Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and the independent auditor the Company’s annual and quarterly financial statements prior to the filing of its Form 10-K and 10-Q.

5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.
Has the authority and responsibility for appointment, compensation, retention, and oversight of the work of independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting.

9.	Pre-approve all audit and permitted non-audit services to be performed by the independent auditors.

10.
Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the Board take appropriate action to oversee the independence of the auditor.

11.	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

12.	Review the appointment and replacement of the senior internal auditing executive.

13.	Review any significant reports to management prepared by the internal auditing department and management’s responses.

14.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

15.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

16.
Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct.

17.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 and the requirement of Section 204 of Sarbanes-Oxley Act of 2002 relating to the conduct of the audit before the reports issuance of auditors.

18.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

b.	Any changes required in the planned scope of the audit.

c.	The responsibilities, budget and staffing of the internal audit department, if any.

19.	Supervise preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

20.	Advise the Board from time to time with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s code of conduct.

21.
Meet with the Company’s legal counsel to review legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22.	Meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

23.
Conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and approve all such transactions, all in accordance with such procedures as the Audit Committee may adopt from time to time.

24.
Establish procedures, under confidential and anonymous submission, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters.

25.
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Annex B

CHARTER OF THE
COMPENSATION COMMITTEE OF
DIODES INCORPORATED

I.  PURPOSE

The purpose of the Compensation Committee (the “Committee”) of Diodes Incorporated (the “Company”) is to help to ensure that the executive officers of the Company and its subsidiaries are compensated in a manner consistent with the compensation strategy of the Company determined by the Board of Directors (the “Board”), treatment of all executive officers in an equitable and consistent manner, the Company's need to compete in recruiting and retaining qualified executive officers, and the requirements of the appropriate regulatory bodies. The Committee shall also communicate to the stockholders the compensation policies of the Company and the method for establishing compensation for the Chief Executive Officer (“CEO”) and the other executive officers of the Company. To carry out this purpose, the Committee shall:

(1)  Review and approve corporate goals and objectives relevant to compensation of the executive officers.

(2)  Evaluate the performance of the executive officers in light of those goals and objectives.

(3)  Determine and approve the compensation level of the executive officers based on this evaluation.

(4)  Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans.

II.  COMMITTEE MEMBERSHIP AND ORGANIZATION

The Committee shall be comprised of no fewer than three members. Each member of the Committee shall be “independent” as defined by the rules of the Nasdaq Stock Market (“Nasdaq”). In addition, each member shall be a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and shall satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. The members of the Committee shall be appointed and replaced by the Board. The Board shall appoint one of the members as Chair.

This Committee shall communicate with and work closely with the Board. To foster such communication, the Chairman of the Board and the CEO of the Company may be invited to attend meetings on a non-voting basis, provided the CEO may not be present during voting or discussion of his or her compensation.

III.  COMMITTEE RESPONSIBILITIES AND AUTHORITY

To carry out its purposes expressed in Paragraph 1 above, the Committee shall have the following responsibilities and authority. Delegation by the Board of responsibilities to the Committee shall not preclude the Board from taking any action permitted to be taken under governing law, rules or regulations applicable to the Company.

(1)  Review from time to time and approve the Company's compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports Company objectives and stockholder interests.

(2)  Determine all elements of compensation for the executive officers. The CEO may not be present during voting on or discussion of his compensation.

(3)  Determine the long-term incentive component of compensation for the executive officers based on the considerations adopted by the Board.

(4)  Annually review the performance of the CEO and the executive officers of the Company, and report on the Committee's review to the Board and the CEO.

(5)  Produce the annual Compensation Committee Report to Stockholders on the factors and criteria on which the compensation for the CEO and other executive officers in the last year was based, to be included in the Company's proxy statement for its annual meeting or Annual Report on Form 10-K filed with the SEC.

(6)  Develop the Company's incentive compensation strategy with respect to the total number of incentive awards to be granted, the relative participation of senior management and other employees, and the types of awards to be granted.

(7)  Recommend and approve, subject to submission to stockholders when appropriate, all new equity-related incentive plans

(8)  Determine eligibility for awards under the Company's incentive compensation plans and the terms under which awards are granted.

(9)  Allocate awards under the Company's incentive compensation plans, provided that the Committee may delegate to the CEO or another executive officer the authority to allocate stock options among employees who are not executive officers, subject to applicable law and the limits and guidelines established by the Committee.

(10)  Assure that the Company's executive incentive compensation program, including the annual and long-term incentive plans, is administered in a manner consistent with the Company's incentive compensation strategy.

(11)  Approve annual retainer and meeting fees for directors and members of Board committees, including expense reimbursement limits and per diem allowances, and fix the terms and awards of stock compensation for members of the Board.

(12)  Review with the CEO matters relating to management succession.

(13)  Review the Company's employee 401(k) and pension plans and approve changes subject, where appropriate, to stockholder or Board approval.

(14)  Obtain advice, assistance, reports or opinions from internal or external legal, accounting or other advisors, including consulting firms, to assist in the evaluation of director, CEO or senior executive compensation.

(15)  Form and delegate authority to subcommittees, or delegate authority to members, when appropriate, provided that such subcommittees will be composed exclusively of members of this Committee and will operate pursuant to a written charter.

(16)  Review and re-examine this Charter at least annually and make recommendations to the Board with respect to any proposed changes.

(17)  Annually report to the full Board regarding its own performance against the responsibilities outlined in this Charter and as otherwise established by the Board.

(18)  Retain and terminate any consulting firm used to assist in the evaluation of director, CEO or senior executive compensation, including sole authority to approve the consulting firm's fees and other retention terms.

(19)  Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board or the Chairman, or as designated in compensation plan documents.

IV.  MEETING AND MINUTES

(1)  The Committee will meet at least twice annually and will also meet, as required, in response to the needs of the Board and as necessary to fulfill their responsibilities.

(2)  The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Annex C

CHARTER OF THE
NOMINATING COMMITTEE OF
DIODES INCORPORATED

1.  PURPOSE

The purpose of the Nominating Committee (the “Committee”) of Diodes Incorporated (the “Company”) is to help to ensure that the Board of Directors (the “Board”) is appropriately constituted to meet its fiduciary obligations to stockholders and the Company. To carry out this purpose, the Committee shall:

(1)  Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

(2)  Recommend the director nominees to be selected by the Board for the next annual meeting of stockholders.

2.  COMMITTEE MEMBERSHIP AND ORGANIZATION

The Committee shall be comprised of no fewer than three members. Each member of the Committee shall be “independent” as defined by the rules of the National Association of Securities Dealers (“NASD”) and the Securities and Exchange Commission (“SEC”). Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. The members of the Committee shall be appointed and replaced by the Board. The Board shall appoint one of the members as Chair.

The Committee shall communicate with and work closely with the Board. To foster this communication, the Chief Executive Officer of the Company shall be a non-voting ex officio member of the Committee.

3.  COMMITTEE RESPONSIBILITIES AND AUTHORITY

To carry out its purposes expressed in Paragraph 1 above, the Committee shall have the following responsibilities and authority. Delegation by the Board of responsibilities to the Committee shall not preclude the Board from taking any action permitted to be taken under governing law, rules or regulations applicable to the Company.

(1)  Evaluate the current composition, organization, size and governance of the Board and its committees; determine future requirements and make recommendations to the Board concerning the appointment of directors.

(2)  Determine the desired qualifications, expertise and characteristics for potential directors and conduct searches for director candidates that have corresponding attributes. Evaluate, propose and approve nominees for election to the Board, and consider and evaluate stockholder nominees for election to the Board.

(3)  Form and delegate authority to subcommittees, or delegate authority to members, when appropriate, provided that such subcommittees will be composed exclusively of members of this Committee and will operate pursuant to a published charter.

(4)  Evaluate and recommend termination of service of individual members of the Board as appropriate, in accordance with the Board’s governance principles, for cause or for other proper reasons.

(5)  Review and re-examine this Charter at least annually and make recommendations to the Board with respect to any proposed changes.

4.  MEETING AND MINUTES

(1)  The Committee will meet annually and will also meet as required, in response to the needs of the Board and as necessary to fulfill its responsibilities.

(2)  The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REVOCABLE PROXY	REVOCABLE PROXY

DIODES INCORPORATED

Annual Meeting of Stockholders - May 31, 2007

This Proxy Is Solicited by the Board of Directors

The undersigned stockholder(s) of Diodes Incorporated (the “Company”) hereby nominates, constitutes and appoints Keh-Shew Lu and Carl C. Wertz, the attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company (the “Meeting”) to be held on Thursday, May 31, 2007, at the Marriott Hotels & Resorts, located at 14901 Dallas Parkway, Dallas, Texas 75254, at 10:00 a.m. (Central time), and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1.	ELECTION OF DIRECTORS

	[ ] FOR all nominees listed below	[ ] WITHHOLD AUTHORITY
	(except as marked to the contrary below) Discretionary authority to cumulate votes is granted	to vote for all nominees listed below

Nominees: C.H. Chen, Michael R. Giordano, L.P. Hsu, Keh-Shew Lu, Shing Mao, Raymond Soong, and John M. Stich.

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided)______________________________________________________________________________________

2.	TO ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the year ending December 31, 2007.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

Please Sign and Date on Reverse Side

REVOCABLE PROXY	REVOCABLE PROXY

ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE BOARD. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD.

The undersigned hereby ratifies and confirms all that said attorneys and Proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

Date:____________________

(Name of Stockholder, Printed)

(Signature of Stockholder)

(Name of Stockholder, Printed)

(Signature of Stockholder)

(Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. All joint owners should sign.)

Unless “AGAINST” or “ABSTAIN” is indicated, the Proxy will be voted “FOR” proposals 1 and 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.